Exhibit 20.1

FIRST CONSUMERS CREDIT CARD MASTER NOTE TRUST
Monthly Noteholders' Statement - Series 2001-A

Monthly Period:         January 31, 2003
Accrual Period:         January 15 - February 17
Days in Accrual Period:	34

Pursuant to the Master Indenture, dated as of March 1, 2001
(as amended and supplemented, the "Indenture") between First Consumers Credit Card Master Note Trust (the "Issuer") and The Bank of New York, as indenture trustee (the "Indenture
Trustee"), as supplemented by the Series 2001-A Indenture Supplement (the "Indenture Supplement"), dated as of
March 1, 2001, between the Issuer and the Indenture Trustee, First Consumers National Bank, as Servicer (the "Servicer") under the Transfer and Servicing Agreement, dated as of March 1, 2001 (the "Transfer and Servicing Agreement") between the Servicer and the Issuer is required to prepare certain information each month regarding current distributions to the Series 2001-A Noteholders and the performance of the Trust during the previous month. The information required to be prepared with respect to the Distribution Date of February 18, 2003 and with respect to the performance of the Trust during the month of January, 2003 is set forth below. Capitalized terms used herein are defined in the Indenture and the Indenture Supplement.

A.      Information regarding distributions in respect of the Class A Notes

1.      The total amount of the distribution in respect of
          Class A Notes..............$733,040
2. The amount of the distribution set forth in paragraph 1 above in respect of principal on the
          Class A Notes..............$0
3. The amount of the distribution set forth in paragraph 1 above in respect of interest on
          Class A Notes..............$733,040
4.      The total amount of the distribution in respect of
          Class B Notes..............$146,965
5. The amount of the distribution set forth in paragraph 4 above in respect of principal on the
          Class B Notes..............$0
6. The amount of the distribution set forth in paragraph 4 above in respect of interest on
          Class B Notes..............$146,965
7.      The total amount of the distribution in respect of
          Class C Notes..............$122,662
8. The amount of the distribution set forth in paragraph 7 above in respect of principal on the
          Class C Notes..............$0
9. The amount of the distribution set forth in paragraph 7 above in respect of interest on
          Class C Notes..............$122,662

I.      Receivables

A.1     Beginning of the Month Principal Receivables..........$1,029,938,133
A.2     Beginning of the Month Finance Charge Receivables.....$   20,570,821
A.3     Beginning of the Month Discount Option Receivables....$            0
A.4     Beginning of the Month Total Receivables..............$1,050,508,953

B.1     Removed Principal Receivables.........................$            0
B.2     Removed Finance Charge Receivables....................$            0
B.3     Removed Total Receivables.............................$            0

C.1     Additional Principal Receivables......................$            0
C.2     Additional Finance Charge Receivables.................$            0
C.3     Additional Total Receivables..........................$            0

D.1     Discount Option Receivables Generated this Period.....$            0
D.2     Net Recoveries for month of:  January 2003............$            0
D.3     End of the Month Principal Receivables................$  987,737,183
D.4     End of the Month Finance Charge Receivables...........$   20,642,910
D.5     End of the Month Discount Option Receivables..........$            0
D.6     End of the Month Total Receivables....................$1,008,380,093

E.1     Excess Funding Account Balance........................$            0
E.2     Aggregate Principal Balance...........................$1,017,737,183
E.3     Minimum Aggregate Principal Balance  1................$  993,755,111
E.4     End of the Month Seller Amount
        (Includes FCMT Series 1999-A).........................$   88,994,089
E.5     Principal Collections for prior Monthly
        Period designated as Seller Interest..................$   30,000,000
E.6     Minimum Seller Amount
        (Includes FCMT Series 1999-A).........................$   65,012,017

        1 Includes "Total Investor Amount" for First
          Consumers Master Trust Series 1999-A.

II.     Delinquencies and Losses

        End of the Month Delinquencies:	                         Receivables
A.1     30-59 Days Delinquent.................................$   33,763,779
A.2     60-89 Days Delinquent.................................$   30,357,190
A.3     90+ Days Delinquent...................................$   81,300,108
A.4     Total 30+ Days Delinquent.............................$  145,421,077

B.1     Defaulted Receivables During the Month................$   17,461,198
B.1a    Recoveries by Charge-off Sale.........................$            0
B.1b    Recoveries............................................$      908,789
B.1c    Net Default Amount....................................$   16,552,410
B.2     Net Default Amount as a Percent of agg. amt of
        Receivables at end of Monthly Period..................          1.64%

III.    Note Principal Balances

A.1     Beginning of the Month Aggregate Note
        Principal Balance.....................................$  561,000,000
A.2     Class A Note Principal Balance........................$  462,000,000
A.3     Class B Note Principal Balance........................$   63,000,000
A.4     Class C Note Principal Balance........................$   36,000,000
A.5     End of the Month Aggregate Note Principal Balance.....$  561,000,000
A.6     Initial Excess Collateral Amount......................$   39,000,000

IV.     Series 2001-A Information

A.1     Investor Percentage...................................         58.26%
A.2     Available Finance Charge Collections..................$   11,983,722
A.3     Investor Default Amount...............................$    9,819,941
A.4     Investor Uncovered Dilution Amount....................$            0
A.5     Monthly Servicing Fees................................$    1,000,000
A.6     Available Principal Collections.......................$   65,605,303
A.7     Excess Finance Charge Collections.....................$            0
A.8     Shared Principal Collections..........................$            0
A.9     Reserve Account Balance...............................$            0
A.10    Spread Account Balance................................$   36,000,000

V.      Application of Collections

A.1     Class A Monthly Interest..............................$      733,040
A.2     Class B Monthly Interest..............................$      146,965
A.3     Class C Monthly Interest..............................$      122,662
A.4     Class A Net Swap Payment..............................$    1,874,052
A.5     Class B Net Swap Payment..............................$      255,850
A.6     Class A Net Swap Receipt..............................$            0
A.7     Class B Net Swap Receipt..............................$            0
A.8     Monthly Servicing Interest............................$    1,000,000
A.9     Investor Default Amount...............................$    9,819,941
A.10    Investor Uncovered Dilution Amount....................$            0
A.11    Investor Charge Offs and Reallocated Principal
             Collections not Previously Reimbursed............$            0
A.12    Amounts to be Deposited in the Reserve Account........$            0
A.13    Amounts to be Deposited in the Spread Account
             from 2001-A......................................$            0
A.13a   From 2001-VFN.........................................$            0

        Excess Finance Charge Collections
B.1     Total Excess Finance Charge Collections
        for all Allocation Series.............................$            0

        Shared Principal Collections
C.1     Total Shared Principal Collections
        for all Allocation Series.............................$            0

VI.     Yield and Base Rate

A.1     Base Rate (Current Month).............................          8.27%
A.2     Base Rate (Prior Month)...............................          7.53%
A.3     Base Rate (Two Months Ago)............................          7.71%
A.4     Three Month Average Base Rate.........................          7.84%

B.1     Portfolio Yield (Current Month).......................          4.33%
B.2     Portfolio Yield (Prior Month).........................          5.98%
B.3     Portfolio Yield (Two Months Ago)......................         15.91%
B.4     Three Month Average Portfolio Yield...................          8.74%

VII.    Principal Collections

A.1     Monthly Principal.....................................$            0
A.2     Principal Accumulation Account Balance................$            0
A.3     Series 2001-A Principal Shortfall.....................$            0
A.4     Shared Principal Collections Allocable from
        Other Principal Sharing Series........................$            0

VIII.   Investor Charge Offs and Reductions

A.1     Investor Charge Offs..................................$            0
A.2     Reallocated Principal Collections.....................$            0
A.3     Reductions in Collateral Amount
          (Other than by Principal Payments)..................$            0
A.4     Reductions in Collateral Amount due to
        Application of Available Principal Collections
        as Shared Principal Collections.......................$            0
A.5     Previous Reductions in Collateral
        Amount Reimbursed.....................................$            0

Bank of New York Midwest Trust Company
as Paying Agent


IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 7th day of February, 2003


First Consumers National Bank
as Servicer



By:	/s/ Geoff Theurer
Name:	Geoff Theurer
Title:	Asset Securitization Manager